Exhibit 10.12

DATE:	August 7, 2015

TO:	Steve Schlecht, Stephanie Pugliese

FROM:	Board of Directors

RE:	Chairman and Chief Executive Officer Bonus Plan

This memorandum will confirm the component parts of the 2015 Chairman and Chief Executive Officer Bonus Plan (the “Plan”). The Plan is designed to reward the Chairman and Chief Executive Officer for outstanding performance and effort when the Company achieves 80% or more of budgeted Earnings Before Tax and Bonus (“EBT & B”). The Plan represents compensation that is in addition to base salary. The Plan provides for the following:

•	Bonus awards are based upon attainment of budgeted EBT & B established by the Board of Directors

•	Bonus award potential is 70% of Eligible Wages (defined below) at the 100% payout level

•	Bonus awards begin with a payout equal to 20% of bonus potential when EBT & B reaches 80% of budget

•	The maximum award will be 125% of bonus potential, or 87.5% of Eligible Wages

Eligible Wages – Bonus awards will be calculated based on your Eligible Wages, which are defined as regular salary paid between February 2, 2015 and January 31, 2016.

Budgeted EBT & B – The 2015 budgeted EBT &B are established and maintained by the Board of Directors.

Eligibility For Bonus Payments – To be eligible for their bonus payout, you must be employed by the Company as of Friday, April 15, 2016. The 2015 bonus payout, if any, will be made by April 15, 2016.

The 2015 Plan bonus award will be 90% of bonus potential at budget attainment. Additionally, the maximum award will be earned when EBT&B reaches 130% of budgeted EBT & B.

Bonus award payouts for 2015 are further detailed in the following chart:

Performance To Budget	% of Bonus Potential	Your Bonus Payout %
80.0%	20.0%	14.00%	Threshold
82.5%	28.8%	20.16%
85.0%	37.5%	26.25%
87.5%	46.3%	32.41%
90.0%	55.0%	38.50%
92.5%	63.8%	44.66%
95.0%	72.5%	50.75%
97.5%	81.3%	56.91%
100.0%	90.0%	63.00%	Budget
102.0%	92.0%	64.40%
104.0%	94.0%	65.80%
106.0%	96.0%	67.20%
108.0%	98.0%	68.60%
110.0%	100.0%	70.00%	Target
114.0%	105.0%	73.50%
118.0%	110.0%	77.00%
122.0%	115.0%	80.50%
126.0%	120.0%	84.00%
130.0%	125.0%	87.50%	Max Bonus

Bonus awards for EBT & B results falling in between the levels indicated above will be prorated.

Bonus Award Examples

An individual with a 70% bonus potential who is paid $300,000 between February 2, 2015 and January 31, 2016 would earn the following bonus awards under the Plan:

1.	If the Company achieves 80% of budgeted EBT & B, this individual will earn a bonus of $42,000 ($300,000 x 14% = $42,000).

2.	If the Company achieves 100% of budgeted EBT & B, this individual will earn a bonus of $189,000 ($300,000 x 63% = $189,000).

3.	If the Company achieves 130% of budgeted EBT & B, this individual will earn a bonus of $262,500 ($300,000 x 87.5% = $262,500).

This policy is administered at the discretion of the Company and may be modified at any time with the authorization of the Board of Directors.